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                                                                 Exhibit (a)(15)

                                AMENDMENT NO. 14
                         TO THE DECLARATION OF TRUST OF
                                 NORTHERN FUNDS
                          (A DELAWARE STATUTORY TRUST)

     The undersigned hereby certifies that the following resolutions were duly adopted by the Board of Trustees of Northern Funds on June 20, 2006.

     APPOINTMENT OF SERIES BOARD

     WHEREAS, the following resolutions are intended to grant relative powers and authorities to the Trustees that are not inconsistent with or in violation of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act") and should be interpreted accordingly,

     NOW THEREFORE BE IT

     RESOLVED, that pursuant to Article II, Section 13 of the Agreement and Declaration of Trust of the Trust dated as of February 7, 2000, as amended (the "Declaration"), the Board of Trustees hereby appoints separate, series trustees ("Multi-Manager Series Trustees") in connection with the establishment of the Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund and the Multi-Manager International Equity Fund and any future Multi-Manager Fund established by the Multi-Manager Series Trustees (together, the "Multi-Manager Series"); and

     FURTHER RESOLVED, that the following persons are appointed as the initial Multi-Manager Series Trustees, to serve at the pleasure of the Multi-Manager Series Trustees:

          William L. Bax
          Richard G. Cline
          Edward J. Condon
          Sharon Gist Gilliam
          Sandra P. Guthman
          Richard P. Strubel
          Terence Toth
          Mary Jacobs Skinner
          Michael E. Murphy

and;

     FURTHER RESOLVED, that the Multi-Manager Series Trustees, subject to the qualifications and exceptions set forth in these resolutions, shall have, to the full extent permitted under the Declaration and Delaware law, to the exclusion of any other Trustees of the Trust, all of the rights, protections, indemnities, immunities, duties, powers, authorities and responsibilities of Trustees under the Declaration with respect to, but only with respect to, the Multi-Manager

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Series, including without limitation, the power to appoint additional or successor Multi-Manager Series Trustees and to create additional Multi-Manager Funds (for the avoidance of doubt, such Multi-Manager Series Trustees shall have no power or authority with respect to any Series or Class that is not a Multi-Manager Series); and

     FURTHER RESOLVED, that in the event of an action taken by one or more Trustees with respect to a matter that adversely affects one or more of the Multi-Manager Series of the Trust, no such action shall be effective with respect to the applicable Multi-Manager Series without the approval of a majority of the applicable Multi-Manager Series Trustees; and

     FURTHER RESOLVED, that in the event of an action taken by one or more Multi-Manager Series Trustees with respect to a matter that adversely affects the Trust or one or more Series of the Trust, no such action shall be effective with respect to the Trust or the applicable Series (other than a Multi-Manager Series) without the approval of a majority of the Board of Trustees; and

     FURTHER RESOLVED, that any of the Multi-Manager Series Trustees may serve as Trustees of the Trust or any other Series or Class of the Trust; and

     FURTHER RESOLVED, that except as may be expressly provided in these resolutions, neither the Board of Trustees nor any Trustee a member thereof who is not acting in his capacity as a Multi-Manager Series Trustee shall have the power, the duty or the authority to manage or otherwise oversee the performance of any Multi-Manager Series Trustee and that, for the avoidance of doubt, the Board of Trustees confirms that pursuant to, and consistent with Section 2 of
Article IV of the Declaration, a Trustee, who is not acting in his capacity as a Multi-Manager Series Trustee shall not be responsible or liable to any Person, the Trust or a Shareholder of the Trust for any act, or omission or for neglect or wrongdoing of any Multi-Manager Series Trustee or any officer, agent, employee, investment adviser or independent contractor of the Trust with respect to any Multi-Manager Series; and a Multi-Manager Series Trustee, who is not acting in his capacity as a Trustee of another Series or Class of the Trust, shall not be responsible or liable to any Person, the Trust or a Shareholder of the Trust for any act, or omission or for neglect or wrongdoing of any Trustee or any officer, agent, employee, investment adviser or independent contractor of the Trust with respect to any Series or Class of the Trust that is not a Multi-Manager Series (the foregoing shall not be deemed to limit, reduce or otherwise affect in any way the protections provided to a Trustee (including a Multi-Manager Series Trustee) under Section 2 of Article IV of the Declaration); and

     FURTHER RESOLVED, that, for the avoidance of doubt, the Board of Trustees confirms that pursuant to, and consistent with, Section 3(a) of Article IV of the Declaration, a Trustee, who is not acting in his capacity as a Multi-Manager Series Trustee and his Covered Persons, shall be indemnified by the Trust and the appropriate Multi-Manager Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in settlement thereof; and a Multi-Manager Series Trustee, who is not acting in his capacity as a Trustee of the Trust or another Series or Class of the Trust, and his


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Covered Persons, shall be indemnified by the Trust and the appropriate Series or
Class, to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in settlement thereof (the foregoing shall not be deemed to limit, reduce or otherwise affect in any way the protections provided to a Trustee (including a Multi-Manager Series Trustee) under Section 3 of Article IV of the Declaration); and

     FURTHER RESOLVED, that Section 8 of Article IX of the Declaration is hereby amended to provide that the Board of Trustees may not, without the affirmative vote of the holders of a majority of the Outstanding Shares of the applicable Multi-Manager Series (the power to call such vote and matters associated therewith, including the power to set a record date, shall be vested exclusively in the Multi-Manager Series Trustees) (or such greater vote as may be required by Delaware or federal law), amend or otherwise supplement the Declaration or amend and restate a trust instrument to reduce the rights, duties, powers, authorities and responsibilities of the Multi-Manager Series Trustees granted under these resolutions; provided, however, nothing herein shall be deemed to prohibit the Board of Trustees from taking any of the foregoing actions (without having to obtain any Shareholder vote or the approval of any Multi-Manager Series Trustee) to the extent such action would not violate the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"); and

     FURTHER RESOLVED, that defined terms used in these resolutions but not otherwise defined herein shall have the meanings given such terms in the Declaration, provided that the term "Board of Trustees" as used herein shall not include any Multi-Manager Series Trustee solely in his capacity as such; and

     FURTHER RESOLVED, that the foregoing resolutions be submitted to the initial shareholder of the Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund and the Multi-Manager International Equity Fund for his approval; and

     FURTHER RESOLVED, that Amendment No. 14 to the Declaration is hereby approved as in the best interests of the Trust; and

     FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized and empowered to execute and deliver any and all documents, instruments, papers and writings, including, but not limited to, any instrument to be filed with the Secretary of State of the State of Delaware, and to do any and all other acts, in the name of the Trust and on its behalf, as he, she or they may deem necessary or desirable in connection with or in the furtherance of the foregoing resolutions.


Date: June 20, 2006                     /s/ Jeffrey A. Dalke
                                        ----------------------------------------
                                        Jeffrey A. Dalke
                                        Secretary


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